EHIBIT 1.1

                          THIRD SUPPLEMENTAL INDENTURE

      THIRD SUPPLEMENTAL INDENTURE, dated as of October 28, 1998, among Atlantic Express Transportation Corp., a New York corporation (the "Company"), the Guarantors named herein and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

      WHEREAS, the Company has duly issued its 10 3/4% Senior Secured Notes Due 2004 (the "Notes"), in the aggregate principal amount of $150,000,000 pursuant to an Indenture dated as of February 4, 1997, among the Company, the Guarantors named therein and the Trustee, as amended by the First Supplemental Indenture thereto dated as of August 14, 1997, and the Second Supplemental Indenture thereto dated as of December 12, 1997 (as so amended, the "Indenture"), and the Notes are outstanding on the date hereof; and

      WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend any provision of the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority of the aggregate principal amount of the then outstanding Notes and execute a supplemental indenture; and

      WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated October 20, 1998 and the accompanying consent letters, from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to certain amendments described therein to the Indenture; and

      WHEREAS,   it  is  provided  in  Section  9.4  of  the  Indenture  that  a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

      NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

      Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.

SECTION 2. AMENDMENT  TO THE  DEFINITIONS  OF "EXISTING  HOLDERS" AND  "MAJORITY
           STOCKHOLDERS."

      The definition of "Existing Holders," as set forth in Section 1.1 of the Indenture, is hereby amended and restated to read in its entirety as follows:

            "Existing Holders" shall mean the Gatto Stockholders, the Preferred Stockholder, and GSCP II Holdings (AE), LLC, and its Affiliates.

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      The definition of "Majority  Stockholders," as set forth in Section 1.1 of the Indenture, is hereby deleted in its entirety and a new definition is added to Section 1.1 of the Indenture to read in its entirety as follows:

      "Gatto Stockholders" means Domenic Gatto, Michael Gatto and Patrick Gatto.

SECTION 3. EFFECTIVE DATE.

      This Third Supplemental Indenture shall become effective on the date (the "Effective Date") upon which GSCP II Holdings (AE), LLC (the "Buyer") consummates its acquisition of capital stock of Atlantic Express Transportation Group, Inc. ("AETG") pursuant to and in accordance with the terms of the Recapitalization Agreement, dated September 29, 1998, between the Buyer and AETG. This Third Supplemental Indenture shall have no force or effect prior to the Effective Date.

SECTION 4. MISCELLANEOUS.

Section 4.1 Governing Law.

      THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OF OR RELATING OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY


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REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET
FORTH IN THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 4.2  Continuing Agreement.

      Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

Section 4.3  Conflicts.

In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Third Supplemental Indenture, then the terms and conditions of this Third Supplemental Indenture shall prevail.

Section 4.4.  Counterpart Originals.

      The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.5  Headings, Etc.

      The Headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]


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                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Supplemental Indenture as of the date first written above.

                                         ATLANTIC EXPRESS TRANSPORTATION CORP.


                                         By:  /s/ Domenic Gattto
                                              ----------------------------------
                                              Name:  Domenic Gatto
                                              Title:  President
Attest:

    /s/ Nathan Schlenker
-------------------------------
Name:   Nathan Schlenker
Title:  Chief Financial Officer

GUARANTORS

AMBOY BUS CO., INC.
ATLANTIC-CONN. TRANSIT, INC.
ATLANTIC-CHITTENANGO REAL PROPERTY CORP.
ATLANTIC EXPRESS COACHWAYS, INC.
ATLANTIC EXPRESS OF L.A. INC.
ATLANTIC EXPRESS OF MISSOURI INC.
ATLANTIC EXPRESS OF PENNSYLVANIA, INC.
ATLANTIC-HUDSON, INC.
ATLANTIC PARATRANS, INC.
ATLANTIC PARATRANS OF KENTUCKY INC.
BLOCK 7932, INC.
BROOKFIELD TRANSIT INC.
CENTRAL NEW YORK COACH SALES & SERVICE, INC.
COURTESY BUS CO., INC.
JERSEY BUS SALES, INC.
JERSEY BUSINESS LAND CO. INC.
K. CORR, INC.
METRO AFFILIATES, INC.
METROPOLITAN ESCORT SERVICE, INC.
MERIT TRANSPORTATION CORP.
MIDWAY LEASING INC.
RAYBERN BUS SERVICE, INC.
G.V.D. LEASING CO., INC.
RAYBERN CAPITAL CORP.
RAYBERN EQUITY CORP.
STATEN ISLAND BUS, INC.
TEMPORARY TRANSIT SERVICE, INC.
180 JAMAICA CORP.
201 WEST SOTELLO REALTY, INC.

                                            By:  /s/ Domenic Gatto
                                                 -------------------------------
                                                 Name:  Domenic Gatto
                                                 Title:  President

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                                            THE BANK OF NEW YORK, as Trustee

                                                 By:    /s/ Iliana Acevedo
                                                        ------------------------
                                                 Name:  Iliana Acevedo
                                                 Title:  Assistant Treasurer